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                                                                     Exhibit 3.0

                   CERTIFICATE OF AMENDMENT TO THE CHARTER OF
                   ------------------------------------------
                              WHITEWING LABS, INC.
                             A DELAWARE CORPORATION

         Pursuant to the provisions ofss.242, Del. Code, the Delaware General Corporation Law, Whitewing Labs, Inc., a Delaware Corporation hereby files this Certificate of Amendment to its Charter.

         1.  The name of the corporation is Whitewing Labs, Inc.

         2. The Corporation's charter shall be, and it hereby is amended to change the name of the Corporation to Whitewing Environmental Corp.

         3. This amendment shall be effective on the date of filing hereof with the Secretary of State of Delaware.

         4. The amendment made hereby was, upon the recommendation of the Board of Directors, approved on May __, 2002 by written consent of the holders of 16,540,000 shares of the Corporation's common stock in accordance with ss.228, Del. Code, the Delaware General Corporation Law, being a majority of the 31,951,443 shares of the Corporation's common stock issued and outstanding on that date and sufficient in all respects for the due adoption of this amendment pursuant to ss.242, Del. Code, the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned President, with the attestation of the Secretary, of Corporation, duly authorized hereunto, has executed the within Certificate of Amendment to the Charter on May 14, 2002.

(CORPORATE SEAL)                         Whitewing Labs, Inc.

ATTEST:
                                         By: /s/ Andrew V. Latham, Jr. President
                                             Andrew V. Latham, Jr.  President
/s/ Norman Raben
Norman Raben, Secretary

STATE OF NEW JERSEY        }
COUNTY OF BERGEN           }  ss:

         The foregoing instrument was acknowledged before me, the undersigned Notary Public, this 14th day of May, 2002, by Andrew V. Latham, Jr. as President of Whitewing Labs, Inc., on behalf of the corporation, and he does hereby acknowledge that the foregoing is the act and deed of the Corporation and the facts stated therein, with respect to the Corporation are true. He is personally known to me and did not take an oath.

[SEAL]                                   /s/ Thomas A. Cattani
                                             Notary Public
                                             Thomas A. Cattani
                                             Notary Public of New Jersey
                                             My commission expires June 24, 2002